Exhibit h

Medley Capital Corporation

$70,762,825

6.500% Senior Notes due 2021

Underwriting Agreement

December 14, 2015

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

New York, NY 10019

As representative (the "Representative") of the several Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

Medley Capital Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated in this underwriting agreement (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters"), $70,762,825 aggregate principal amount of 6.500% Senior Notes due 2021 (the "Senior Notes") of the Company and, at the election of the Underwriters pursuant to the option described in Section 3 hereof, an additional $10,614,424 aggregate principal amount of Senior Notes.

The Senior Notes will be issued under an indenture dated as of February 7, 2012, as supplemented by the Third Supplemental Indenture, to be dated as of December 17, 2015 (collectively, the “Indenture”) between the Company and U.S. Bank National Association, as Trustee. The initial $70,762,825 aggregate principal amount of Senior Notes (the “Initial Notes”) to be purchased by the Underwriters and all or any part of the Senior Notes subject to the option described in Section 3 hereof (the Optional Notes”) are hereinafter referred to as the “Notes.” The Notes will be issued to Cede & Co., as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations, dated as of January 28, 2012 (the “DTC Agreement”), between the Company and DTC.

The Company owns (i) 100% of the limited partnership interests in Medley SBIC, L.P., a Delaware limited partnership, (ii) 100% of the equity interests in Medley SBIC GP, LLC, a Delaware limited liability company and the general partner of Medley SBIC, L.P. and (iii) 100% of the equity interests in MCC Investment Holdings LLC, a Delaware limited liability company (collectively, the “Subsidiaries”).

On May 3, 2010, the Company filed a Form N-6F Notice of Intent to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 (File No. 814-0818) with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the "Investment Company Act"), pursuant to which the Company notified the Commission that it intends to elect to be treated as a business development company ("BDC"). The Company filed an amendment to the above referenced Form N-6F on September 2, 2010 and December 1, 2010.

On January 20, 2011, the Company filed with the Commission a Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 (File No. 814-00818) (the "Notification of Election"), pursuant to which the Company elected to be treated as a BDC. The Company has elected to be treated as a regulated investment company ("RIC") (within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended (the "Code")) commencing with its first taxable year that it is treated as a corporation for federal income tax purposes.

The Company has entered into an investment management agreement, dated as of January 19, 2011 (the "Investment Management Agreement"), with MCC Advisors LLC, a Delaware limited liability company (“MCC Advisors” and, when acting in the capacity as the Company’s investment adviser pursuant to the Investment Management Agreement, the "Adviser"), which has registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the "Advisers Act").

The Company has entered into an administration agreement, dated as of January 19, 2011 (the "Administration Agreement"), with MCC Advisors (when acting in the capacity as the Company’s administrator pursuant to the Administration Agreement, the "Administrator").

1.  The Company represents and warrants to and agrees with each of the Underwriters, and MCC Advisors represents and warrants to and agrees with each of the Underwriters, that:

(a)       A registration statement on Form N-2 (File No. 333-187324), as amended by one or more pre-effective and post-effective amendments thereto (collectively, the "Initial Registration Statement"), in respect of the Notes has been filed with the Commission; the Company is eligible to use Form N-2; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Notes, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Notes filed with the Commission pursuant to Rule 497 of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 497(h) under the Act in accordance with Section 6(A)(a) hereof and deemed by virtue of Rule 430C under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the Basic Prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof), together with the Preliminary Prospectus that is generally distributed to investors and used to offer the Notes, is hereinafter called the "Pricing Prospectus," and the Basic Prospectus, together with the prospectus, filed with the Commission pursuant to Rule 497(h) under the Act in accordance with Section 6(A)(a) hereof and in the form first used by the Underwriters to confirm sales of the Notes, is hereinafter called the "Prospectus"; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement and any prospectus supplement relating to the Notes filed with the Commission pursuant to Rule 497(h) under the Act, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be);

(b)       No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein (as described in Section 12(c) herein);

(c)       For purposes of this Underwriting Agreement, the "Applicable Time" is December 14, 2015 at 5:20 p.m. (Eastern Standard Time) on the date of this Underwriting Agreement. The Pricing Prospectus, as of the Applicable Time, when considered together with the price to the public, the interest rate on the Notes and amount of Notes to be offered set forth on the cover of the Prospectus (such price to the public and amount of Notes being referred to herein as the "Pricing Information"), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Additional Disclosure Item (as defined in Section 7 hereof) listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus in any material respect and each such Additional Disclosure Item, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time when considered together with the Pricing Information, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(d)       The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein; there are no contracts or agreements that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement that have not been so described and filed as required;

(e)       None of the Company or any of the Subsidiaries has sustained since the date of the most recent financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries other than any borrowings by the Company under its credit facility in the ordinary course of business, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of its capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity, results of operations or prospects of the Company and the Subsidiaries (any such change or development is hereinafter referred to as a "Material Adverse Change"), in each such case except to the extent set forth or contemplated in the Pricing Prospectus;

(f)       The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or the Subsidiaries are held by the Company or the Subsidiaries under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or the Subsidiaries; the Company and the Subsidiaries own, lease or have access to all properties and other assets that are necessary to conduct their business as described in the Registration Statement and the Pricing Prospectus;

(g)       Each of the Subsidiaries has been duly organized and is validly existing as a partnership or limited liability company, as the case may be, in good standing under the laws of the State of Delaware with all required power and authority (partnership, limited liability company and other) necessary to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(h)       The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under this Underwriting Agreement, the Indenture, the Notes, the DTC Agreement and the other agreements described in this Underwriting Agreement and perform its obligations hereunder and thereunder, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(i)       As of the date of this Underwriting Agreement, the Company has an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Pricing Prospectus entitled “Capitalization” and, as of the Time of Delivery (as defined in Section 5(a) herein), the Company shall have an authorized and outstanding capitalization as set forth under the heading “As Adjusted” (assuming the application of the proceeds from this offering to repay outstanding indebtedness under the Company’s credit facility described herein) in the section of the Pricing Prospectus entitled “Capitalization”; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the capital stock contained in the Pricing Prospectus and Prospectus; and, except as disclosed in the Pricing Prospectus and Prospectus, none of the Company or any of the Subsidiaries has issued any debt securities or entered into any agreement or arrangement relating to the issuance of any debt securities;

(j)       The Notes to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and authenticated in the manner provided for in the Indenture and delivered against payment therefor as provided herein, will be valid and legal obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and will conform in all material respects to the description of the Notes contained in the Pricing Prospectus and Prospectus; and the offer and sale of the Notes as contemplated hereby has been duly approved by all necessary corporate or other action of the Company; and the issuance and sale of the Notes is not subject to any pre-emptive, co-sale right, rights of first refusal or other similar rights of any security holder of the Company or any other person;

(k)        Except as disclosed in the Pricing Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the Investment Company Act) any of the corporations or other entities described in the Pricing Prospectus and the Prospectus under the captions “Investments and Portfolio Companies” (each a “Portfolio Company” and collectively, the “Portfolio Companies”). In accordance with Article 6 of Regulation S-X under the Securities Act, the Company is not currently required to consolidate the financial statements of any corporation, association or other entity with the Company’s financial statements other than the Subsidiaries;

(l)       All of the outstanding membership, partnership or other equity interests of the Subsidiaries have been duly authorized and issued and are fully paid and non-assessable, and all outstanding membership, partnership or other equity interests of the Subsidiaries are owned by the Company free and clear of any security interests, claims, liens or encumbrances;

(m)       (i) This Underwriting Agreement has been duly authorized, executed and delivered by the Company; each of the License Agreement, dated as of May 26, 2011 (the "License Agreement"), between the Company and MCC Advisors, the Custodian Agreement, dated as of January 19, 2011 (the "Custodian Agreement"), between the Company and U.S. Bank National Association, the Investment Management Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Company and constitute valid, binding and enforceable agreements of the Company, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally; and the Investment Management Agreement has been approved by the Company's board of directors and stockholders in accordance with Section 15 of the Investment Company Act and contains the applicable provisions required by Section 205 of the Advisers Act and Section 15 of the Investment Company Act;

(ii) The Indenture has been duly authorized, and, at the Time of Delivery, will be executed and delivered by the Company, and when executed and delivered by the Trustee, will constitute a valid, binding and enforceable agreement of the Company, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally;

(iii) The DTC Agreement has been duly authorized, executed and delivered by the Company and is a valid, binding and enforceable agreement of the Company, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally;

(n)       None of the execution, delivery and performance of this Underwriting Agreement, the Indenture, the Notes, the DTC Agreement, the License Agreement, the Custodian Agreement, the Investment Management Agreement or the Administration Agreement, or the consummation of transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Subsidiaries is a party or by which the Company or the Subsidiaries is bound or to which any of their properties or assets are subject, or (ii) result in any violation of the provisions of the certificate of incorporation or the bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Subsidiaries or any of their properties except, with respect to clause (i), to the extent that any such conflict, breach or violation would not result in a Material Adverse Change; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Underwriting Agreement, the Indenture, the Notes, the DTC Agreement, the License Agreement, the Investment Management Agreement or the Administration Agreement, or the consummation of the transactions contemplated hereby and thereby, except the registration under the Act of the Notes, such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the Financial Industry Regulatory Authority (“FINRA”) requirements in connection with the purchase and distribution of the Notes by the Underwriters and such consents, approvals, authorization, registrations or qualifications which have been obtained or effected;

(o)       None of the Company or the Subsidiaries is (i) in violation of its organizational documents, including certificate of incorporation, bylaws, limited liability company agreement and limited partnership agreement, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(p)       The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Our Debt Securities” and “Description of the Notes” insofar as they purport to constitute a summary of the terms of the Notes, and under the captions “The Adviser—Investment Management Agreement,” “The Adviser—Administration Agreement,” “The Adviser—License Agreement,” "Regulation,” "Tax Matters," “Plan of Distribution” and "Underwriting,” insofar as they purport to describe the provisions of the laws or legal conclusions with respect thereto and documents referred to therein, are accurate, complete and fair;

(q)       The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, will not be a "registered management investment company", as such term is used in the Investment Company Act;

(r)       There are no legal or governmental proceedings pending to which the Company or the Subsidiaries is a party or of which any property of the Company or the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company and the Subsidiaries; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(s)       The Company has duly elected to be regulated by the Commission as a BDC under the Investment Company Act, and no order of suspension or revocation has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission. Such election is effective and has not been withdrawn and the provisions of the Company’s certificate of incorporation and bylaws and compliance by the Company with the investment objectives, policies and restrictions described in the Pricing Prospectus and the Prospectus will not conflict with the provisions of the Investment Company Act applicable to the Company;

(t)       Ernst & Young LLP, who have audited certain financial statements of the Company and the Subsidiaries, are independent public accountants of the Company as required by the Act and the rules and regulations of the Commission thereunder;

(u)       The financial statements, together with the related notes, included in the Registration Statement, the Pricing Prospectus and the Prospectus, present fairly, in all material respects, the financial position of the Company and the Subsidiaries at the dates indicated and the statement of operations, changes in net assets, cash flows and financial highlights of the Company and the Subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved;

(v)       The Company and the Subsidiaries maintain a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets and to maintain material compliance with the books and records requirements under the Investment Company Act; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has been (1) no material weakness (whether or not remediated) in the Company’s internal control over financial reporting and (2) no change in the Company’s internal control over financial reporting that has materially negatively affected, or is reasonably likely to materially negatively affect, the Company’s internal control over financial reporting;

(w)      The Company and the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company's operations and assets managed by the Adviser, is made known to the Company's Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established;

(x)       The terms of the Investment Management Agreement comply in all material respects with the applicable provisions of the Investment Company Act and the Advisers Act;

(y)       Other than the Notes, the Company has not sold any securities within the past six-month period, the sale of which is required to be registered under the Securities Act and which has not been so registered;

(z)       Except as disclosed in the Pricing Prospectus, there are no agreements requiring the registration under the Securities Act of, and there are no options, warrants or other rights to purchase any shares of, or exchange any securities for shares of, the Company's capital stock;

(aa)       When the Notification of Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and compiled in all material respects with the requirements of, the Investment Company Act and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading;

(bb)      By executing the License Agreement, the Company has obtained a valid and enforceable license for, or other right to use, the trademarks (whether registered or unregistered) and trade names described in the Pricing Prospectus and the Prospectus as being licensed by it or which the Company believes are necessary for the conduct of its businesses;

(cc)      The Company and the Subsidiaries maintain insurance covering their properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their business; all such insurance is fully in force;

(dd)      None of the Company or the Subsidiaries have sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company and the Subsidiaries or, to the Company's knowledge, any other party to any such contract or agreement;

(ee)      The Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company;

(ff)      None of the Company, the Subsidiaries or, to the Company's knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Pricing Prospectus or the Prospectus;

(gg)      Neither the Company nor, to the Company's knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Notes;

(hh)      To the Company's knowledge, there are no affiliations or associations between any member of FINRA and any of the Company's officers, directors or securityholders, except as set forth in the Pricing Prospectus and the Prospectus;

(ii)      Except as disclosed in the Pricing Prospectus and the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act and (ii) to the knowledge of the Company, no director of the Company is an "affiliated person" (as defined in the Investment Company Act) of any of the Underwriters;

(jj)       The operations of the Company and the Subsidiaries are in compliance in all material respects with the provisions of the Investment Company Act applicable to a BDC and the rules and regulations of the Commission thereunder;

(kk)      The Company has not distributed any offering material in connection with the offering or sale of the Notes other than the Registration Statement, the Pricing Prospectus or the Prospectus;

(ll)      None of the persons identified as "independent directors" in the Registration Statement or the Pricing Prospectus is an "interested person" as that term is defined in Section 2(a)(19) of the Investment Company Act;

(mm)      Except as described in the Registration Statement and the Pricing Prospectus, no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers or stockholders of the Company or any of the Subsidiaries, on the other hand, that is required to be described in the Registration Statement or the Pricing Prospectus which is not so described;

(nn)      Except as disclosed in the Registration Statement and the Pricing Prospectus, neither the Company nor the Adviser has any lending or other relationship with any affiliate of any Underwriter and the Company will not use any of the proceeds from the sale of the Notes to repay any indebtedness owed to any affiliate of any Underwriter;

(oo)      The Company is in compliance with the requirements of the Code necessary to qualify as a regulated investment company ("RIC") under Subchapter M of the Code, and intends to maintain such qualification and election in effect for each taxable year during which it is a BDC. The Company intends to direct the investment of the net proceeds of the offering of the Notes and continue to conduct its activities in such a manner as to continue to comply with the requirements for qualification as a RIC under Subchapter M of the Code;

(pp)      Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, the Company and the Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof and all such tax returns are true, correct and complete in all material respects; and except as otherwise disclosed in each of the Pricing Prospectus and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of the Subsidiaries or any of their respective properties or assets, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change if such deficiency were determined adversely to the Company or any of the Subsidiaries;

(qq)      The Company and the Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Pricing Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; and except as described in each of the Pricing Prospectus and the Prospectus, none of the Company or any of the Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or, to the Company’s knowledge, has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, and which, if the subject of an unfavorable decision, ruling or finding would have a Material Adverse Change;

(rr)      The Company is not aware that any executive officer of the Company or any of the Subsidiaries plans to terminate employment with the Company or any of the Subsidiaries, as applicable, or is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or any of the Subsidiaries;

(ss)      The Company (i) has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company, (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders, except for such failure to comply which would not, either individually or in the aggregate, reasonably be expected to, result in a Material Adverse Change and (iii) is conducting its business in compliance, in all material respects, with the requirements of the Investment Company Act;

(tt)      None of the Company, any of the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA;

(uu)      The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(vv)      None of the Company, any of the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and it will not directly or indirectly use any of the proceeds received from the sale of the Notes contemplated by this Underwriting Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(ww)       Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, and to the Company’s knowledge, each Portfolio Company is current, in all material respects, with all its obligations under the applicable loan and other agreements of which the Company or any of the Subsidiaries are a party, and no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred and is continuing under such agreements;

(xx)      Any statistical and market-related data included in the Pricing Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, all such data included in the Pricing Prospectus or the Prospectus accurately reflect the materials upon which it is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Representative;

(yy)     None of the Company or any of the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of the Subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Pricing Prospectus and the Prospectus;

(zz)      No person other than the principals of MCC Advisors played a significant part in achieving the investment track record of the principals of MCC Advisors set forth in the Pricing Prospectus and the Prospectus, and such track record of the principals of MCC Advisors relates to their management of investment funds with substantially similar investment objectives and strategies to that of the Company.

(aaa)      All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Conduct Rule 2310 is true, complete and correct.

2.  MCC Advisors represents and warrants to the Underwriters that:

(a)       It has not sustained since the date of its formation any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus; and, since the date as of which information is given in the Pricing Prospectus and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of MCC Advisors (any such change or development is hereinafter referred to as a "MCC Advisors Material Adverse Change"), otherwise than as set forth or contemplated in the Pricing Prospectus;

(b)       It has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(c)        It is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Management Agreement for the Company as contemplated by the Pricing Prospectus and the Prospectus. There does not exist any proceeding or, to its knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission;

(d)       This Underwriting Agreement, the Investment Management Agreement, the Administration Agreement and the License Agreement have each been duly authorized, executed and delivered by MCC Advisors and constitute valid, binding and enforceable agreements of it, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally;

(e)       None of the execution, delivery and performance of this Underwriting Agreement, the Investment Management Agreement, the Administration Agreement or the License Agreement, or the consummation of the transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which MCC Advisors or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or to which any of the property or assets of MCC Advisors or any of its subsidiaries is subject, or (ii) result in any violation of the provisions of its limited liability company agreement or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its subsidiaries or any of its properties except, with respect to clause (i), to the extent that any such conflict, breach or violation would not result in a MCC Advisors Material Adverse Change; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Underwriting Agreement, the Investment Management Agreement, the Administration Agreement or the License Agreement, or the consummation of the transactions contemplated hereby and thereby by MCC Advisors, including the conduct of its business, except such as have been obtained under the Act, the Investment Company Act and the Advisers Act;

(f)       There are no legal or governmental proceedings pending to which it is a party or of which any of its property is the subject which, if determined adversely to it would individually or in the aggregate materially adversely affect its ability to properly render services to the Company under the Investment Management Agreement or Administration Agreement or have a material adverse effect on its current or future financial position, stockholders' equity or results of operations and, to its knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(g)       It is not in violation of its limited liability company agreement or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(h)       It possesses all licenses, certificates, permits and other authorizations issued by appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and has not received any notice of proceeding relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a MCC Advisors Material Adverse Change;

(i)       The descriptions of MCC Advisors and its principals and business, and the statements attributable to it, in the Pricing Prospectus and the Prospectus do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j)       It has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Pricing Prospectus and under this Underwriting Agreement, the Investment Management Agreement and the Administration Agreement; it owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Pricing Prospectus and the Prospectus;

(k)       It is not aware that (i) any of its executives, key employees or significant group of employees plans to terminate employment with it or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by its present or proposed business activities;

(l)       It maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Management Agreement are executed in accordance with its management's general or specific authorization; (ii) transactions for which it has bookkeeping and recordkeeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company's financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company's assets; (iii) access to the Company's assets is permitted only in accordance with its management's general or specific authorization; and (iv) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(m)       It has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes, and it is not aware of any such action being taken by any of its affiliates;

(n)       It maintains insurance covering its properties, operations, personnel and businesses as it deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect it and its businesses; all such insurance is fully in force and effect;

(o)       Neither it nor any its subsidiaries nor, to its knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of it or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA;

(p)       The operations of MCC Advisors and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving it or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to its knowledge, threatened;

(q)       Neither MCC Advisors nor, to the knowledge of MCC Advisors, any director, officer, agent, employee, affiliate or person acting on behalf of MCC Advisors, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Pricing Prospectus and the Prospectus; and

(r)       No person other than the Brook Taube and Seth Taube played a significant part in achieving their investment track record set forth in the Pricing Prospectus and the Prospectus, and such track record of Brook Taube and Seth Taube relates to their management of investment funds with substantially similar investment objectives and strategies to that of the Company; and

(s)       Neither it nor any of its subsidiaries nor, to its knowledge, any director, officer, agent, employee, affiliate or person acting on its behalf or any of its subsidiaries is currently subject to any U.S. sanctions administered by the OFAC; and it will not cause the Company to directly or indirectly use any of the proceeds received by the Company from the sale of the Notes contemplated by this Underwriting Agreement, or cause the Company to lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3.  Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Note of $24.0004, the amount of Initial Notes set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Notes as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in clause (a) of this Section 3, that portion of the amount of Optional Notes as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional Notes) determined by multiplying such amount of Optional Notes by a fraction, the numerator of which is the maximum amount of Initial Notes which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum amount of Initial Notes that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase, severally and not jointly, at their election, an additional $10,614,424 aggregate principal amount of Senior Notes to cover over-allotments, at the purchase price per Optional Note of $23.9515. Any such election to purchase Optional Notes may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Underwriting Agreement, setting forth the aggregate amount of Optional Notes to be purchased and the date on which such Optional Notes are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5(a) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

4.  Upon the authorization by you of the release of the Senior Notes, the several Underwriters propose to offer the Senior Notes for sale upon the terms and conditions set forth in the Prospectus.

5.  (a) The Notes to be purchased by each Underwriter hereunder, shall be transferred electronically at the Time of Delivery (as defined below) in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of the DTC, for the accounts of the Underwriters, against payment by or on behalf of each such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Initial Notes, 9:30 a.m., New York City time, on December 17, 2015 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Notes, 9:30 a.m., New York time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters' election to purchase such Optional Notes, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Initial Notes is herein called the "First Time of Delivery", such time and date for delivery of the Optional Notes, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

(b)       The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Notes and any additional documents requested by the Underwriters pursuant to Section 9(j) hereof, will be delivered at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 (the "Closing Location"), and the Notes will be delivered, all at such Time of Delivery. A telephonic meeting will be held at the Closing Location at 7 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Underwriting Agreement "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6.  (A) The Company agrees with each of the Underwriters:

(a)       To prepare the Pricing Prospectus and Prospectus in a form approved by you and to file the Prospectus pursuant to Rule 497 under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Underwriting Agreement, or, if applicable, such earlier time as may be required by Rule 430C under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Notes, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)       Promptly from time to time to take such action as you may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)       Prior to 3:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Underwriting Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Notes at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)       To make generally available to the Company's securityholders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)       During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus (the "Lock-Up Period"), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any debt securities of the Company that are substantially similar to the Notes, including but not limited to any options or warrants to purchase debt securities issued or guaranteed by the Company or any securities that are convertible into or exchangeable for, or that represent the right to receive, debt securities issued or guaranteed by the Company or any such substantially similar securities (other than pursuant to its credit facilities or the issuance of Small Business Administration guaranteed debentures), without the prior written consent of Keefe, Bruyette & Woods, Inc.;

(f)       To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company for such quarter in reasonable detail;

(g)       During a period of five years from the effective date of the Registration Statement and only to the extent not otherwise available on the Commission's EDGAR system, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company are consolidated in reports furnished to its stockholders generally or to the Commission);

(h)       To cooperate with the Representative and use its commercially reasonable efforts to permit the offered Notes to be eligible for clearance and settlement through the facilities of DTC;

(i)       To use the net proceeds received by it from the sale of the Notes pursuant to this Underwriting Agreement in the manner specified in the Pricing Prospectus under the caption "Use of Proceeds";

(j)       To use its best efforts to list the Notes on the New York Stock Exchange (the "Exchange") within 30 days of the original issue date of the Notes;

(k)       If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Underwriting Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Act;

(l)       To use its best efforts to maintain its qualification and election in effect to be treated as a regulated investment company under Subchapter M of the Code; and to use its commercially reasonable efforts to maintain such qualification and election in effect for each taxable year during which it is a BDC under the Investment Company Act;

(m)       The Company, during a period of two years from the effective date of the Registration Statement, will use its best efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision;

(n)       Not to take, directly or indirectly, any action designed, or which could reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Notes;

(o)       To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Notes; and

(p)       The Company will comply with the Act, the Exchange Act and the Investment Company Act, and the rules and regulations thereunder, so as to permit the completion of the distribution of the Notes as contemplated in this Underwriting Agreement and the Prospectus.

(B) MCC Advisors agrees with each of the Underwriters not to take, directly or indirectly, any action designed, or which could reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Notes.

7.  The Company represents, warrants and agrees that, without the prior consent of each of the Representative, (i) it will not distribute any offering material other than the Registration Statement, the Pricing Prospectus or the Prospectus, and (ii) it has not made and will not make any offer relating to the Notes that would constitute a "free writing prospectus" as defined in Rule 405 under the Act and which the parties agree, for the purposes of this Underwriting Agreement, includes (x) any "advertisement" as defined in Rule 482 under the Act; and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes, including any in-person roadshow or investor presentations (including slides and scripts relating thereto) made to investors by or on behalf of the Company (the materials and information referred to in this Section 7 are herein referred to as an "Additional Disclosure Item"); any Additional Disclosure Item the use of which has been consented to by the Representative is listed on Schedule II(a) hereto.

8.  The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Notes under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Underwriting Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes, the Indenture and such other documents as may be required in connection therewith; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 6(A)(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey; (iv) all fees and expenses in connection with listing the Notes on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Notes, up to a maximum amount of $35,000; (vi) the cost of any issuance or transfer taxes in connection with the offering, purchase, sale and delivery of the Notes to the Underwriters; (vii) the cost and charges of any transfer agent or registrar; (viii) fifty percent of “road show” expenses of the Company and the Underwriters (including but not limited to travel and accommodations) and (ix) all other costs and expenses incident to the performance by the Company or MCC Advisors LLC of their obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 10, 11 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

9.  The obligations of the Underwriters hereunder, as to the Notes to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and MCC Advisors herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and MCC Advisors shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)       The Prospectus shall have been filed with the Commission pursuant to Rule 497 under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(A)(a) hereof; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Underwriting Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)       Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)       Sutherland Asbill & Brennan LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex I(a) hereto), dated such Time of Delivery, in form and substance satisfactory to you;

(d)       Sutherland Asbill & Brennan LLP, counsel for MCC Advisors, shall have furnished to you their written opinion (a draft of such opinion being attached as Annex I(b) hereto), dated such Time of Delivery in form and substance satisfactory to you;

(e)       At the time of the execution of this Underwriting Agreement on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Underwriting Agreement and also at such Time of Delivery, Ernst & Young LLP, the independent public accountants of the Company, shall have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative;

(f)       (i) None of the Company or any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries other than any borrowings by the Company under its credit facility in the ordinary course of business or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or any of the Subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at such Time of Delivery, on the terms and in the manner contemplated in the Prospectus;

(g)       On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)       The Notes to be sold at such Time of Delivery shall have been approved for listing on the Exchange;

(i)       The Company shall have complied with the provisions of Section 6(A)(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Underwriting Agreement;

(j)       The Company and MCC Advisors shall have furnished or caused to be furnished to you at such Time of Delivery certificates of the officers of each of the Company and MCC Advisors satisfactory to you as to the accuracy of the representations and warranties of the Company and MCC Advisors herein at and as of such Time of Delivery, as to the performance by the Company and MCC Advisors of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request; and

(k)       At or prior to the Time of Delivery, the Company and the Trustee shall have executed and delivered the Indenture.

10. Indemnification.

(a)       The Company will indemnify and hold harmless each Underwriter, each person who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and their respective partners, members, directors, officers, employees, agents and affiliates, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

(b)       MCC Advisors will indemnify and hold harmless each Underwriter, each person who controls such Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and their respective partners, members, directors, officers, employees, agents and affiliates, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, provided, however, that MCC Advisors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

(c)       Each Underwriter severally (and not jointly) will indemnify and hold harmless the Company and MCC Advisors against any losses, claims, damages or liabilities to which it may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company and MCC Advisors for any legal or other expenses reasonably incurred by the Company and MCC Advisors in connection with investigating or defending any such action or claim as such expenses are incurred. The Company and MCC Advisors acknowledge that (i) the sentences related to concessions and reallowances and (ii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids under the heading “Underwriting” in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus.

(d)       Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, if permitted; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), provided that if the named parties in any such action include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would (based upon advice of counsel to the indemnified party) be inappropriate due to a conflict or potential conflict between them, the indemnified party shall have the right to retain its own counsel, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, except where such counsel shall have been retained due to a conflict or potential conflict of interest. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)       If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and MCC Advisors on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and MCC Advisors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, or, in the case of indemnification pursuant to subsection (c), matters referred to in such subsection. The relative benefits received by the Company and MCC Advisors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or MCC Advisors on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, or, in the case of indemnification pursuant to subsection (c), matters referred to in such subsection. The Company and MCC Advisors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)       The obligations of the Company and MCC Advisors under this Section 10 shall be in addition to any liability which the Company and MCC Advisors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act, to each of the partners, members, officers, directors, affiliates and agents of any Underwriter, and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and MCC Advisors and to each person, if any, who controls the Company and MCC Advisors within the meaning of the Act. No party shall be entitled to indemnification under this Section 10 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

11. (a) If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter, you do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Notes, or the Company notifies you that it has so arranged for the purchase of such Notes, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Underwriting Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Underwriting Agreement with respect to such Notes.

(b)       If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate amount of all the Notes to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the amount of Notes which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the amount of Notes which such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate amount of Notes which remains unpurchased exceeds one-eleventh of the aggregate amount of all the Notes to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then this Underwriting Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Notes) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Sections 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company and MCC Advisors and the several Underwriters, as set forth in this Underwriting Agreement or made by or on behalf of them, respectively, pursuant to this Underwriting Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Notes.

13. If this Underwriting Agreement shall be terminated pursuant to Section 11 hereof, the Company and MCC Advisors shall not then be under any liability to any Underwriter except as provided in Sections 8 and 10, hereof; but, if for any other reason, any Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by Keefe, Bruyette & Woods, Inc.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative in care of Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, New York, NY 10019, Attention: Capital Markets; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 6(A)(e) shall be in writing, and shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative in care of Keefe, Bruyette & Woods, Inc. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. This Underwriting Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and MCC Advisors and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Underwriting Agreement. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Underwriting Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

17. Each of the Company and MCC Advisors hereby acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Underwriting Agreement is an arm's-length commercial transaction between the Company and MCC Advisors on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or MCC Advisors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company or MCC Advisors except the obligations expressly set forth in this Underwriting Agreement and (iv) each of the Company or MCC Advisors has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and MCC Advisors agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company and MCC Advisors in connection with such transaction or the process leading thereto.

18. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and MCC Advisors on the one hand and the Underwriters on the other, or any of them, with respect to the subject matter hereof.

19. This Underwriting Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. This Underwriting Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Except as set forth below, no claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Underwriting Agreement or the transactions contemplated hereby (a "Claim") may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and MCC Advisors each consents to the jurisdiction of such courts and personal service with respect thereto. The Company and MCC Advisors each hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Underwriting Agreement or the transactions contemplated hereby is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and MCC Advisors (on its behalf and, to the extent permitted by applicable law, its members and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby. The Company and MCC Advisors each agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each of the Company and MCC Advisors and may be enforced in any other courts to the jurisdiction of which any of the Company or MCC Advisors each is or may be subject, by suit upon such judgment.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and the Representative plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Adviser. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Medley Capital Corporation

By:
Name: Richard T. Allorto, Jr.

Title: Chief Financial Officer, Chief Compliance Officer and Secretary

MCC Advisors LLC

By:
Name: Brook Taube

Title: Managing Member

Accepted as of the date hereof:

Keefe, Bruyette & Woods, Inc.

By:
Name:
Title:

SCHEDULE I

Underwriter	Total Amount of of Initial Notes to be Purchased
Keefe, Bruyette & Woods, Inc.	$24,590,082

Deutsche Bank Securities Inc.	$9,906,796

Sandler O’Neill & Partners, L.P.	$14,152,565

Janney Montgomery Scott LLC	$6,545,561

Wunderlich Securities, Inc.	$5,130,305

Ladenburg Thalmann & Co. Inc.	$5,130,305

Boenning & Scattergood, Inc.	$2,830,513

KeyBanc Capital Markets Inc.	$2,122,885

JonesTrading Institutional Services LLC	$353,814

Total	$70,762,825

SCHEDULE II

(a) Additional Disclosure Item:

•	Rule 497AD filing dated December 10, 2015

•	Rule 497AD filing to be dated December 15, 2015

Annex I(a)

Opinion of Sutherland Asbill & Brennan LLP, counsel for the Company

Annex I(b)

Opinion of Sutherland Asbill & Brennan LLP, counsel for MCC Advisors